Exhibit 99.1

January 24, 2013

JANUS CAPITAL GROUP INC. ANNOUNCES

FOURTH QUARTER 2012 RESULTS

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported fourth quarter net income of $31.2 million, or $0.17 per diluted share, compared with third quarter 2012 net income of $25.1 million, or $0.14 per diluted share, and net income of $35.7 million, or $0.19 per diluted share, in the fourth quarter 2011.

Fourth quarter 2012 net income included an intangible asset impairment charge of $0.02 per share related to the redemption of a sub-advised account. Third quarter 2012 net income included an intangible asset impairment charge of $0.01 per share also related to the redemption of a sub-advised account.

For the full-year 2012, net income totaled $102.3 million, or $0.55 per diluted share, compared with net income of $142.9 million, or $0.78 per diluted share, for 2011.

Flows and Assets Under Management

Average assets under management during the fourth quarter 2012 were $155.6 billion compared with $155.5 billion during the third quarter 2012 and $149.2 billion during the fourth quarter 2011.

At December 31, 2012, JCG’s total assets under management were $156.8 billion compared with $158.2 billion at September 30, 2012 and $148.2 billion at December 31, 2011.

The decrease in complex-wide assets during the fourth quarter 2012 primarily reflects long-term net outflows of $3.6 billion offset by net market appreciation of $2.1 billion. Fundamental equity and mathematical equity long-term net outflows totaled $2.7 billion and $1.6 billion, respectively, while fixed income long-term net inflows totaled $0.7 billion. The increase in year-over-year assets under management was the result of $20.6 billion of net market appreciation offset by $12.0 billion of long-term net outflows.

Investment Performance

As of December 31, 2012, 50% of complex-wide mutual funds had a 4- or 5-star Overall Morningstar RatingTM.(1)

As of December 31, 2012, 68%, 20% and 48% of fundamental equity mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(2)

Fixed income mutual funds continue to generate strong long-term relative investment performance with 54%, 75% and 100% of mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis as of December 31, 2012.(3)

Mathematical equity relative investment performance has continued to be strong, with 63%, 87% and 67% of strategies surpassing their respective benchmarks, net of fees, over the one-, three- and five-year periods, respectively, as of December 31, 2012.(4)

(1) For the period ending December 31, 2012, 40%, 43% and 55% of complex-wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 42, 40 and 29 funds, respectively. 42 funds were included in the analysis for the Overall period.

(2) References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending December 31, 2012, 80% of the fundamental equity mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending December 31, 2012, 66%, 38%, 59% and 76% of the 41, 34, 32 and 25 fundamental equity mutual funds outperformed the majority of their Morningstar peers based on total returns.

(3) References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending December 31, 2012, 80% of the fixed income mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending December 31, 2012, 50%, 75%, 100% and 75% of the 6, 4, 4 and 4 fixed income mutual funds outperformed the majority of their Morningstar peers based on total returns.

(4) For the period ending December 31, 2012, 0%, 75%, 50% and 33% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Growth Fund — Class S (1/03); INTECH U.S. Core Fund — Class T (2/03); INTECH U.S. Value Fund — Class I (12/05); INTECH International Fund — Class I (5/07); INTECH Global Dividend Fund — Class I (12/11) and Janus INTECH U.S. Low Volatility Portfolio — Service Shares (9/12).

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2012	2011

Average Assets (in billions)	$155.6	$155.5	$156.3	$162.3
Ending AUM (in billions)	$156.8	$158.2	$156.8	$148.2
Revenues	$216.6	$209.0	$850.0	$981.9
Operating Expenses	$158.6	$161.1	$635.5	$670.1
Operating Income	$58.0	$47.9	$214.5	$311.8
Operating Margin	26.8%	22.9%	25.2%	31.8%

Net Income Attributable to JCG	$31.2	$25.1	$102.3	$142.9

Diluted Earnings per Share	$0.17	$0.14	$0.55	$0.78

Fourth quarter 2012 revenues of $216.6 million increased from third quarter 2012, primarily due to higher private account performance fees. Fourth quarter 2012 operating expenses of $158.6 million decreased $2.5 million, or 1.6%, from third quarter 2012, primarily due to lower compensation expenses partially offset by an intangible asset impairment of $5.0 million and an increase in discretionary expenses.

Capital and Liquidity

At December 31, 2012, JCG had stockholders’ equity of $1.4 billion, cash and investments of $725.6 million and outstanding debt of $545.1 million.

Cash flows from operations during the fourth quarter 2012 were $67.4 million compared with $75.3 million during the third quarter 2012 and $74.3 million during the fourth quarter 2011.

As part of its capital and liquidity management, JCG repurchased 293,100 shares of its common stock at an average price of $8.84 per share and a total cost of $2.6 million during the fourth quarter 2012.

On December 10, 2012, JCG’s Board of Directors declared a regular quarterly cash dividend of $0.06 per share. The quarterly dividend was paid on December 31, 2012, to stockholders of record at the close of business on December 21, 2012. This accelerated quarterly cash dividend was intended to replace the quarterly cash dividend which would have been declared in January 2013.

Fourth Quarter 2012 Earnings Call Information

JCG will discuss its results during a conference call on Thursday, January 24, 2013, at 10 a.m. Eastern Standard Time. The call-in number will be (888) 397-5338. Anyone outside the U.S. or Canada should call (719) 325-2145. The slides used during the presentation will be available in the investor relations section of the Janus Capital Group website (http://ir.janus.com) approximately one hour prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Janus Capital Group Inc. (“JCG”) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and mathematical equities, fixed income and alternatives through one common distribution platform.

At the end of December 2012, JCG managed $156.8 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in Frankfurt, Amsterdam, Paris, London, Milan, Munich, Zurich, Singapore, Hong Kong, Tokyo, Melbourne, Dubai and Taipei.

Contact:

John Groneman, 303-336-7466

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Revenues:
Investment management fees	$193.8	$194.1	$190.9	$782.3	$844.3
Performance fees	(13.6)	(20.9)	(9.2)	(75.4)	(11.7)
Shareowner servicing fees and other	36.4	35.8	33.9	143.1	149.3
Total	216.6	209.0	215.6	850.0	981.9

Operating expenses:
Employee compensation and benefits	65.1	70.8	62.1	274.5	294.9
Long-term incentive compensation	15.7	16.2	10.7	66.7	63.0
Marketing and advertising	7.3	5.4	7.5	23.6	28.0
Distribution	30.8	32.3	30.5	126.8	141.7
Depreciation and amortization	12.5	9.9	7.8	38.5	33.3
General, administrative and occupancy	27.2	26.5	26.4	105.4	109.2
Total	158.6	161.1	145.0	635.5	670.1

Operating income	58.0	47.9	70.6	214.5	311.8

Interest expense	(11.1)	(11.1)	(11.7)	(45.0)	(51.0)
Investment gains (losses), net	4.2	7.6	1.2	11.1	(21.9)
Other income, net	1.0	0.3	2.0	3.2	3.8
Loss on early extinguishment of debt	—	—	—	(7.2)	(9.9)
Income tax provision	(19.3)	(17.0)	(22.4)	(64.7)	(79.4)

Net income	32.8	27.7	39.7	111.9	153.4

Noncontrolling interests	(1.6)	(2.6)	(4.0)	(9.6)	(10.5)

Net income attributable to JCG	$31.2	$25.1	$35.7	$102.3	$142.9

Diluted weighted-average shares outstanding (in millions)	185.7	185.3	184.0	185.1	184.2

Diluted earnings per share attributable to JCG common shareholders	$0.17	$0.14	$0.19	$0.55	$0.78

Average assets under management (in billions)	$155.6	$155.5	$149.2	$156.3	$162.3

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	December 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$387.0	$360.0
Investment securities	338.6	312.0
Other assets	171.0	185.1
Property and equipment, net	33.3	36.9
Intangibles and goodwill, net	1,730.5	1,750.0
Total Assets	$2,660.4	$2,644.0

Liabilities and Stockholders’ Equity
Debt	$545.1	$595.2
Other liabilities	244.2	278.0
Deferred income taxes	436.0	421.7
Stockholders’ equity	1,435.1	1,349.1
Total Liabilities and Stockholders’ Equity	$2,660.4	$2,644.0

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Cash provided by (used in)
Operating activities	$67.4	$75.3	$74.3	$208.9	$224.6
Investing activities	(6.9)	(13.9)	(33.1)	(38.2)	21.7
Financing activities	(26.2)	(12.8)	(10.6)	(143.7)	(259.5)
Net change during period	$34.3	$48.6	$30.6	$27.0	$(13.2)

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Growth/Core (1)
Beginning of period assets	$54.2	$52.7	$47.3	$49.7	$60.9
Sales	2.4	2.3	1.6	9.9	10.7
Redemptions	(3.5)	(3.9)	(3.4)	(14.8)	(18.7)
Net redemptions	(1.1)	(1.6)	(1.8)	(4.9)	(8.0)
Market / fund performance	0.7	3.1	4.2	9.0	(3.2)
End of period assets	$53.8	$54.2	$49.7	$53.8	$49.7

Global/International
Beginning of period assets	$17.5	$17.6	$18.6	$18.4	$27.9
Sales	0.9	0.7	0.9	3.6	4.8
Redemptions	(1.7)	(1.5)	(1.6)	(6.4)	(7.7)
Net redemptions	(0.8)	(0.8)	(0.7)	(2.8)	(2.9)
Market / fund performance	1.2	0.7	0.5	2.3	(6.6)
End of period assets	$17.9	$17.5	$18.4	$17.9	$18.4

Mathematical Equity (2)
Beginning of period assets	$41.9	$39.2	$38.0	$39.9	$44.1
Sales	1.2	2.6	0.7	4.9	4.5
Redemptions	(2.8)	(2.3)	(2.9)	(10.5)	(9.5)
Net sales (redemptions)	(1.6)	0.3	(2.2)	(5.6)	(5.0)
Market / fund performance	(0.1)	2.4	4.1	5.9	0.8
End of period assets	$40.2	$41.9	$39.9	$40.2	$39.9

Fixed Income (1)
Beginning of period assets	$25.6	$23.8	$18.6	$20.6	$15.3
Sales	2.6	2.8	2.9	11.6	10.7
Redemptions	(1.9)	(1.8)	(1.5)	(7.6)	(5.8)
Net sales	0.7	1.0	1.4	4.0	4.9
Market / fund performance	0.1	0.8	0.6	1.8	0.4
End of period assets	$26.4	$25.6	$20.6	$26.4	$20.6

Value (3)
Beginning of period assets	$17.6	$17.7	$17.0	$18.1	$19.8
Sales	0.8	1.0	0.9	4.0	5.3
Redemptions	(1.6)	(1.9)	(1.6)	(6.7)	(6.5)
Net redemptions	(0.8)	(0.9)	(0.7)	(2.7)	(1.2)
Market / fund performance	0.2	0.8	1.8	1.6	(0.5)
End of period assets	$17.0	$17.6	$18.1	$17.0	$18.1

Money Market
Beginning of period assets	$1.4	$1.4	$1.5	$1.5	$1.5
Sales	0.3	0.2	0.2	0.8	1.0
Redemptions	(0.2)	(0.2)	(0.2)	(0.8)	(1.0)
Net sales	0.1	—	—	—	—
Market / fund performance	—	—	—	—	—
End of period assets	$1.5	$1.4	$1.5	$1.5	$1.5

Total Company
Beginning of period assets	$158.2	$152.4	$141.0	$148.2	$169.5
Sales	8.2	9.6	7.2	34.8	37.0
Redemptions	(11.7)	(11.6)	(11.2)	(46.8)	(49.2)
Net redemptions	(3.5)	(2.0)	(4.0)	(12.0)	(12.2)
Market / fund performance	2.1	7.8	11.2	20.6	(9.1)
End of period assets	$156.8	$158.2	$148.2	$156.8	$148.2

Total Excluding Money Market
Beginning of period assets	$156.8	$151.0	$139.5	$146.7	$168.0
Sales	7.9	9.4	7.0	34.0	36.0
Redemptions	(11.5)	(11.4)	(11.0)	(46.0)	(48.2)
Net redemptions	(3.6)	(2.0)	(4.0)	(12.0)	(12.2)
Market / fund performance	2.1	7.8	11.2	20.6	(9.1)
End of period assets	$155.3	$156.8	$146.7	$155.3	$146.7

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented.

Notes:

(1)         Growth/core and fixed income assets reflect a 50%/50% split of the Janus Balanced Fund between the two categories.

(2)         Represents all assets managed by INTECH Investment Management LLC.  Year-to-date 2011 gross sales and redemptions exclude the transfer of $1.1 billion within mathematical equity strategies in the first quarter 2011.

(3)         Represents all assets managed by Perkins Investment Management LLC.

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Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. INTECH strategies included in the analysis are those with at least a one-year track record.

Mutual fund relative performance analysis shown is for each Fund’s initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (“REITs”), derivatives, short sales and companies with relatively small market capitalizations. Each fund has different risks. Please see a Janus prospectus for more information about risk, fund holdings and other details.

The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages). The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a three-year performance history.

The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1.

Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Morningstar relative ranking.  The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at (800) 525-3713 or download the file from www.janus.com/info. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.